WT MUTUAL FUND

                            EXHIBIT INDEX

EXHIBIT A:
Attachment to Item 77C: Submission of matters to a vote of security holders.

EXHIBIT B:
Attachment to Item 77D:  Policies with respect to security investments

EXHIBIT C:
Attachment to Item 77I:  Terms of new or amended securities

EXHIBIT D:
Attachment to Item 77Q1:  Exhibits

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -


EXHIBIT A:

Sub-Item 77C: Matters submitted to a vote of security holders:

(a)	Results of Special Meeting of Shareholders
(Unaudited)

A special meeting of shareholders of the Wilmington Large
Cap Growth Portfolio (the "Portfolio") of WT Mutual Fund was held on March 23, 2005. The Portfolio's shareholders of record on February 11, 2005 were eligible to vote at the meeting. As of the record date, the Portfolio had 4,241,106.113 shares issued and outstanding. At the meeting, the shareholders of the Portfolio approved a new investment advisory agreement between WT Investment Trust
I, on behalf of the WT Large Cap Growth Series, and
Rodney Square Management Corporation ("RSMC").

The proposal received the following affirmative and negative votes from the Portfolio:

PROPOSAL:
To approve a new investment advisory agreement between WT Investment Trust I, on behalf of the WT Large Cap
Growth Series, and RSMC

AFFIRMATIVE VOTES:  2,538,052.925
NEGATIVE VOTES:  830.000
ABSTENTIONS:  325.000


(b)	A special meeting of shareholders of the Wilmington
International Strategic Allocation Fund, the Wilmington
Large Cap Growth Portfolio, Wilmington Large Cap Value
Portfolio and Wilmington Small Cap Core Portfolio (each, a "Portfolio," and collectively, the "Portfolios") of WT
Mutual Fund (the "Trust") was held on June 29, 2005. At the meeting, the shareholders of each of these Portfolios were being asked to approved a new investment advisory agreement with RSMC. The meeting was adjourned until July 27, 2005 because the quorum necessary to conduct the vote was not achieved. The meeting was adjourned until July 27, 2005, at which time quorum was achieved and the shareholders of each of the portfolios approved the investment advisory agreement presented.






EXHIBIT B

Sub-Item 77D: Policies with respect to security investments

At its Board of Trustees Meeting held on April 5, 2005, the Board approved the request by each Portfolio of WT
Mutual Fund for the redemption of each Portfolio's assets from its corresponding series of WT Investment Trust I.
The Portfolios received their redemption as of the close of business on June 30, 2005. In connection with the redemption in kind by each Portfolio from its corresponding series in WT Investment Trust I, the Portfolios' principal investment strategies were changed to the following effective July 1, 2005:

Wilmington Short/Intermediate Bond Portfolio:

The Wilmington Short/Intermediate Bond Portfolio invests at least 85% of its total assets in various types of investment grade fixed income securities.

Wilmington Broad Market Bond Portfolio:

The Wilmington Broad Market Bond Portfolio invests at least 85% of its total assets in various types of investment grade fixed income securities.

Wilmington Municipal Bond Portfolio:

The Wilmington Municipal Bond Portfolio invests at least 80% of its net assets in municipal securities that provide interest exempt from federal income tax.

Wilmington Short-Term Income Portfolio:

The Wilmington Short-Term Income Portfolio invests, under normal circumstances, at least 80% of its total assets in investment grade fixed-income securities such as corporate bonds, notes or commercial paper and U.S. Government obligations.
The Portfolio invests primarily in short and intermediate term, investment grade, fixed income securities and may invest up to 20% of its assets in non-investment grade, fixed income securities.

Wilmington Premier Money Market Portfolio:

The Wilmington Premier Money Market Portfolio invests in money market instruments, including bank obligations, high quality commercial paper and U.S.
Government obligations.
In selecting securities for the Portfolio, the investment adviser seeks current income, liquidity and safety of principal. The investment adviser may sell securities if the securities are downgraded to a lower ratings category.

The Wilmington Premier Money Market Portfolio may invest more than 25% of its total assets in the obligations of banks, finance companies and utilities.

Wilmington Prime Money Market Portfolio:

The Wilmington Prime Money Market Portfolio invests in money market instruments, including bank obligations, high quality commercial paper and U.S.
Government obligations.

In selecting securities for the Portfolio, the investment adviser seeks current income, liquidity and safety of principal. The investment adviser may sell securities if the securities are downgraded to a lower ratings category.

The Wilmington Prime Money Market may invest more than 25% of its total assets in the obligations of banks, finance companies and utilities.

Wilmington U.S. Government Portfolio:

The Wilmington U.S. Government Portfolio invests at least 80% of its assets in U.S. Government obligations and repurchase agreements collateralized by such obligations.

In selecting securities for the Portfolio, the investment adviser seeks current income, liquidity and safety of principal. The investment adviser may sell securities if the securities are downgraded to a lower ratings category.

The Wilmington U.S. Government Portfolio may invest up to 20% of its total assets in the obligations of banks, finance companies and utilities.

Wilmington Tax-Exempt Portfolio:

The Wilmington Tax-Exempt Portfolio invests in high quality municipal obligations, municipal bonds and other instruments exempt from Federal income tax.

In selecting securities for the Portfolio, the investment adviser seeks current income, liquidity and safety of principal. The investment adviser may sell securities if the securities are downgraded to a lower ratings category.

The Wilmington Tax-Exempt Portfolios may invest more than 25% of its total assets in the obligations of banks, finance companies and utilities.

Wilmington Large Cap Core Portfolio:

The Wilmington Large Cap Core Portfolio invests at least 80% of its assets in a diversified portfolio of U.S. equity (or equity related) securities of large cap corporations. The Portfolio's investment adviser employs a combined growth and value investment approach and invests in stocks of companies with characteristics the investment adviser believes are attractive to the equity securities marketplace.

Wilmington Large Cap Growth Portfolio:

The Wilmington Large Cap Growth Portfolio invests at least 80% of its assets in a diversified portfolio of U.S. equity (or equity related) securities of large cap corporations. The Portfolio's investment adviser employs a growth investment approach and invests in stocks of companies with characteristics the investment adviser believes are attractive to the equity securities marketplace.

Wilmington Large Cap Value Portfolio:

The Wilmington Large Cap Value Portfolio invests at least 80% of its assets in a diversified portfolio of U.S. equity (or equity related) securities of large cap corporations. The Portfolio's investment adviser employs a value investment approach and invests in stocks of companies with characteristics the investment adviser believes are attractive to the equity securities marketplace.

Wilmington Small Cap Core Portfolio:

The Wilmington Small Cap Core Portfolio invests at least 80% of its assets in a diversified portfolio of U.S. equity (or equity related) securities of small cap corporations.

Wilmington Large Cap Strategic Allocation Fund:

The Wilmington Large Cap Strategic Allocation Fund
(the "Large Cap Fund") invests at least 80% of its assets in a diversified portfolio of U.S. equity (or equity related) securities of large cap corporations.

The Large Cap Fund utilizes a multi-manager strategy in which the investment adviser allocates the Large
Cap Fund's assets among sub-advisers, or invests directly in exchange-traded funds. RSMC serves as the Large Cap Fund's investment adviser. RSMC has delegated the responsibility of securities selection and portfolio management to the following sub-advisers: Armstrong Shaw Associates, Inc., Montag &
Caldwell, Inc., First Quadrant, L.P. and Parametric
Portfolio Associates.

Wilmington Mid Cap Strategic Allocation Fund:

The Wilmington Mid Cap Strategic Allocation Fund
(the "Mid Cap Fund") invests at least 80% of its assets in a diversified portfolio of U.S. equity (or equity related) securities of mid cap corporations.

The Mid Cap Fund utilizes a multi-manager strategy in which the investment adviser allocates the Mid
Cap Fund's assets among sub-advisers, or invests directly in exchange-traded funds. RSMC serves as the Mid Cap Fund's investment adviser. RSMC has delegated the responsibility of securities selection and portfolio management to the following sub-advisers: Bennett Lawrence Management, LLC, Eubel
Brady and Suttman Asset Management, Inc., Equity
Investment Corporation and Parametric Portfolio
Associates.

Wilmington Small Cap Strategic Allocation Fund:

The Wilmington Small Cap Strategic Allocation Fund
(the "Small Cap Fund") invests at least 80% of its assets in a diversified portfolio of U.S. equity (or equity related) securities of small cap corporations.

The Small Cap Fund utilizes a multi-manager strategy in which the investment adviser allocates the Small
Cap Fund's assets among sub-advisers, or invests directly in exchange-traded funds. RSMC serves as the Small Cap Fund's investment adviser. RSMC has delegated the responsibility of securities selection and portfolio management to the following sub-advisers: Batterymarch Financial Management, Inc.,
Systematic Financial Management L.P. and Parametric
Portfolio Associates.

Wilmington International Strategic Allocation Fund:

The Wilmington International Strategic Allocation
Fund (the "International Fund") invests at least 85% of its assets in a diversified portfolio of equity
(or related) securities of foreign issuers.

The International Fund utilizes a multi-manager strategy in which the investment adviser allocates the International Fund's assets among sub-advisers, or invests directly in exchange-traded funds. RSMC serves as the International Fund's investment adviser. RSMC has delegated the responsibility of securities selection and portfolio management to the following sub-advisers: Goldman Sachs Asset
Management, L.P. and Julius Baer Investment
Management, LLC.

Wilmington Real Estate Strategic Allocation Fund:

The Wilmington Real Estate Strategic Allocation Fund
(the "Real Estate Fund"), under normal market conditions invests at least 80% of its net assets in securities of real estate and real estate-related companies. The Fund will invest in real estate companies, such as equity real estate investment trusts (REITs) which own property, and mortgage
REITs, which make construction and development loans or invest in mortgage pools, or companies whose products and services relate to the real estate industry.

The Real Estate Fund utilizes a multi-manager strategy in which the investment adviser allocates the Real Estate Fund's assets among sub-advisers, or invests directly in exchange-traded funds. RSMC serves as the Real Estate Fund's investment adviser.
RSMC has delegated the responsibility of securities selection and portfolio management to the following sub-advisers: AEW Management and Advisors L.P. and
Real Estate Management Services LLC.

Roxbury Mid Cap Fund:

The Roxbury Mid Cap Fund invests, under normal market conditions, at least 80% of its assets in securities of companies with market capitalizations, at the time of purchase, consistent with the capitalization ranges of the Russell MidCap and S&P
MidCap 400 Indices.

Roxbury Small Cap Growth Fund:

The Roxbury Small Cap Growth Fund invests, under normal market conditions, at least 80% of its assets in securities of companies with market capitalizations, at the time of purchase, consistent with the capitalization ranges of the Russell 2000 and S&P SmallCap 600 Indices.

CRM Large Cap Value Fund:

The CRM Large Cap Value Fund invests, under normal circumstances, at least 80% of its assets in a diversified portfolio of equity or equity related securities of companies with market capitalizations at the time of initial purchase equal to those in the Russell 1000 Value Index ("large cap companies") and are publicly traded on a U.S. securities market.

CRM Mid Cap Value Fund:

The CRM Mid Cap Value Fund invests, under normal circumstances, at least 80% of its assets in a diversified portfolio of equity or equity related securities of companies with market capitalizations at the time of initial purchase equal to those in the Russell Midcap Value Index ("mid cap companies") and are publicly traded on a U.S. securities market.

CRM Small/Mid Cap Value Fund:

The CRM Small/Mid Cap Value Fund invests, under normal circumstances, at least 80% of its assets in a diversified portfolio of equity or equity related securities of companies with a market capitalization at the time of purchase of between $200 million and $7 billion and are publicly traded on a U.S.
securities market. The Small/Mid Cap Value Fund may also purchase equity securities issued by companies whose market capitalization falls within the capitalization range of recognized small cap or mid cap indices.

CRM Small Cap Value Fund:

The CRM Small Cap Value Fund invests, under normal circumstances, at least 80% of its assets in a diversified portfolio of equity or equity related securities of companies with market capitalizations at the time of initial purchase equal to those in the Russell 2000 Value Index ("small cap companies") and are publicly traded on a U.S. securities market.




EXHIBIT C

Sub-Item 77I:  Terms of New or Amended Securities

At a Special Meeting of the Board of Trustees held on June 29, 2005, the Board approved the termination of the Investor Shares, Class B Shares and Class C Shares of the
Roxbury Mid Cap Fund and that, upon such termination, the Roxbury Mid Cap Fund will be divided into Institutional
Shares and Class A Shares, each a separate and distinct class of shares of the Roxbury Mid Cap Fund.

The Board also approved the termination of the sales charge imposed on purchases of Class A Shares of the Roxbury Mid Cap Fund, and the Board approved the change of the name of Class A Share of the Roxbury Mid Cap Fund to "Investor Shares".

In addition, the Board approved the termination of the Class A Shares of the Roxbury Small Cap Fund and that, upon such termination, the Roxbury Small Cap Fund will be divided into Institutional Shares and Investor Shares, each a separate and distinct class of shares of the Roxbury Small Cap Fund.


EXHIBIT D

Sub-Item 77Q1:  Exhibits

(a)	Amended Schedule A to Amended and Restated
Declaration of Trust of WT Mutual Fund as amended
October 18, 2004 was previously filed with the Securities and Exchange Commission in Post-Effective
Amendment No. 31 to the Trust's Registration
Statement on Form N-1A on July 1, 2005 and is incorporated herein by reference.

(b)	Interim Investment Advisory Agreement between WT
Mutual Fund and Rodney Square Management Corporation dated July 1, 2005 is filed herewith.

(c)	Form of Investment Advisory Agreement between WT
Mutual Fund and Rodney Square Management Corporation
("RSMC") dated July 1, 2005 was previously filed with the Securities and Exchange Commission in Post-
Effective Amendment No. 31 to the Trust's
Registration Statement on Form N-1A on July 1, 2005 and is incorporated herein by reference.

(d)	Form of Investment Advisory Agreement between WT
Mutual Fund and Cramer Rosenthal McGlynn, LLC dated
July 1, 2005 was previously filed with the Securities and Exchange Commission in Post-Effective
Amendment No. 31 to the Trust's Registration
Statement on Form N-1A on July 1, 2005 and is incorporated herein by reference.

(e)	Form of Investment Advisory Agreement between WT
Mutual Fund and Roxbury Capital Management LLC dated
July 1, 2005 was previously filed with the Securities and Exchange Commission in Post-Effective
Amendment No. 31 to the Trust's Registration
Statement on Form N-1A on July 1, 2005 and is incorporated herein by reference.

(f)	Form of Sub-Advisory Agreement between WT Mutual
Fund, RSMC and Goldman Sachs Asset Management, L.P.
dated July 1, 2005 was previously filed with the Securities and Exchange Commission in Post-Effective
Amendment No. 31 to the Trust's Registration
Statement on Form N-1A on July 1, 2005 and is incorporated herein by reference.

(g)	Form of Sub-Advisory Agreement between WT Mutual
Fund, RSMC and Julius Baer Investment Management
Inc. dated July 1, 2005 was previously filed with the Securities and Exchange Commission in Post-
Effective Amendment No. 31 to the Trust's
Registration Statement on Form N-1A on July 1, 2005 and is incorporated herein by reference.

(h)	Form of Sub-Advisory Agreement between WT Mutual
Fund, RSMC and AEW Management and Advisors, L.P.
dated July 1, 2005 was previously filed with the Securities and Exchange Commission in Post-Effective
Amendment No. 31 to the Trust's Registration
Statement on Form N-1A on July 1, 2005 and is incorporated herein by reference.

(i)	Form of Sub-Advisory Agreement between WT Mutual
Fund, RSMC and Real Estate Management Services
Group, LLC dated July 1, 2005 was previously filed with the Securities and Exchange Commission in Post-
Effective Amendment No. 31 to the Trust's
Registration Statement on Form N-1A on July 1, 2005 and is incorporated herein by reference.

(j)	Form of Sub-Advisory Agreement between WT Mutual
Fund, RSMC and Armstrong Shaw Associates Inc. dated
July 1, 2005 was previously filed with the Securities and Exchange Commission in Post-Effective
Amendment No. 31 to the Trust's Registration
Statement on Form N-1A on July 1, 2005 and is incorporated herein by reference.

(k)	Form of Sub-Advisory Agreement between WT Mutual
Fund, RSMC and Montag & Caldwell Inc. dated July 1,
2005 was previously filed with the Securities and Exchange Commission in Post-Effective Amendment No.
31 to the Trust's Registration Statement on Form N-
1A on July 1, 2005 and is incorporated herein by reference.

(l)	Form of Sub-Advisory Agreement between WT Mutual
Fund, RSMC and Bennett Lawrence Management, LLC dated July 1, 2005 was previously filed with the Securities and Exchange Commission in Post-Effective
Amendment No. 31 to the Trust's Registration
Statement on Form N-1A on July 1, 2005 and is incorporated herein by reference.

(m)	Form of Sub-Advisory Agreement between WT Mutual
Fund, RSMC and Eubel Brady & Suttman Asset
Management, Inc. dated July 1, 2005 was previously
filed with the Securities and Exchange Commission in
Post-Effective Amendment No. 31 to the Trust's
Registration Statement on Form N-1A on July 1, 2005
and is incorporated herein by reference.
(n)	Form of Sub-Advisory Agreement between WT Mutual
Fund, RSMC and Equity Investment Corporation dated
July 1, 2005 was previously filed with the Securities and Exchange Commission in Post-Effective
Amendment No. 31 to the Trust's Registration
Statement on Form N-1A on July 1, 2005 and is incorporated herein by reference.

(o)	Form of Sub-Advisory Agreement between WT Mutual
Fund, RSMC and Batterymarch Financial Management,
Inc. dated July 1, 2005 was previously filed with the Securities and Exchange Commission in Post-
Effective Amendment No. 31 to the Trust's
Registration Statement on Form N-1A on July 1, 2005 and is incorporated herein by reference.

(p)	Form of Sub-Advisory Agreement between WT Mutual
Fund, RSMC and Systematic Financial Management L.P.
dated July 1, 2005 was previously filed with the Securities and Exchange Commission in Post-Effective
Amendment No. 31 to the Trust's Registration
Statement on Form N-1A on July 1, 2005 and is incorporated herein by reference.

(q)	Form of Sub-Advisory Agreement between WT Mutual
Fund, RSMC and Parametric Portfolio Associates LLC dated July 1, 2005 was previously filed with the Securities and Exchange Commission in Post-Effective
Amendment No. 31 to the Trust's Registration
Statement on Form N-1A on July 1, 2005 and is incorporated herein by reference.

(r)	Form of Sub-Advisory Agreement between WT Mutual
Fund, RSMC and First Quadrant, LP dated July 1, 2005 was previously filed with the Securities and Exchange Commission in Post-Effective Amendment No.
31 to the Trust's Registration Statement on Form N-
1A on July 1, 2005 and is incorporated herein by reference.

(s)	Form of Sub-Advisory Agreement between WT Mutual
Fund and Cramer Rosenthal McGlynn, LLC dated July 1,
2005 was previously filed with the Securities and Exchange Commission in Post-Effective Amendment No.
31 to the Trust's Registration Statement on Form N-
1A on July 1, 2005 and is incorporated herein by reference.

(t)	Form of Sub-Advisory Agreement between WT Mutual
Fund and Roxbury Capital Management LLC dated July
1, 2005 was previously filed with the Securities and Exchange Commission in Post-Effective Amendment No.
31 to the Trust's Registration Statement on Form N-
1A on July 1, 2005 and is incorporated herein by reference.






                           INTERIM
                INVESTMENT ADVISORY AGREEMENT
                           between
                       WT MUTUAL FUND
                             and
             RODNEY SQUARE MANAGEMENT CORPORATION

THIS AGREEMENT is made this 1st day of July 2005, by and between WT Mutual Fund, a Delaware statutory trust (hereinafter called the "Fund"), on behalf of the Wilmington Large Cap Value Portfolio (the "Portfolio"), and Rodney Square Management Corporation, a corporation organized under the laws of the state of Delaware (hereinafter called the "Adviser").

WHEREAS, the Fund has been organized and operates as Portfolio investment company registered under the Investment Company Act of 1940 (the "1940 Act") and engages in the business of investing and reinvesting its assets in securities, and the Adviser is a registered Investment Adviser under the Investment Advisers Act of 1940 (the "Advisers Act") and engages in the business of providing investment management services; and

WHEREAS, the Board of Trustees of the Fund terminated the investment advisory contract with respect to the Portfolio with Cramer Rosenthal McGlynn LLC on July 1, 2005;

WHEREAS, the Fund has selected the Adviser to serve, effective July 1, 2005, as the interim investment adviser for the Portfolio pursuant to Rule 15a-4 under the 1940 Act; and

WHEREAS, pursuant to Rule 15a-4, a majority of the members of the Board of Trustees of the Fund, including a majority of the independent Trustees, at a meeting held on June 29, 2005, in which Trustees participated in-person or by means of communication that allowed for all Trustees participating to hear each other simultaneously during the meeting, called for the purpose of voting on approval of this Agreement, approved this interim contract.

NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained, it is agreed between the parties as follows:

1.     	Employment of the Adviser.  The Fund hereby employs
the Adviser to invest and reinvest the assets of the Portfolio in the manner set forth in Section 2 of this Agreement subject to the direction of the Trustees and the officers of the Fund, for the period, in the manner, and on the terms set forth hereinafter. The Adviser hereby accepts such employment and agrees during such period to render the services and to assume the obligations herein set forth. The Adviser shall for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized (whether herein or otherwise), have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

2.     	Obligations of, and Services to be Provided by, the
Adviser. The Adviser undertakes to provide the services hereinafter set forth and to assume the following obligations:

A.     	Investment Advisory Services.
(i)	The Adviser shall direct the investments of
the Portfolio, subject to and in accordance with the Portfolio's investment objective, policies and limitations as provided in its Prospectus and Statement of Additional Information (the "Prospectus") and other governing instruments, as amended from time to time, and any other directions and policies which the Trustees may issue to the Adviser from time to time.
(ii)	The Adviser is authorized, in its
discretion and without prior consultation with the Fund, to purchase and sell for the Portfolio, securities and other investments consistent with the Portfolio's objectives and policies.

B.     	Corporate Management Services.
(i)	The Adviser shall furnish for the use of
the Fund office space and all office facilities, equipment and personnel necessary for servicing the investments of the Fund.
(ii)	The Adviser shall pay the salaries of all
personnel of the Fund and the Adviser performing services relating to research, statistical and investment activities on behalf of the Fund.

C.     	Provision of Information Necessary for
Preparation of Registration Statement, Amendments and Other Materials. The Adviser will make available and provide such information as the Fund and/or its administrator may reasonably request for use in the preparation of its registration statement, reports and other documents required by any applicable federal, foreign or state statutes or regulations.

D.     	Code of Ethics.  The Adviser has adopted a
written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and Section 204A of the Investment Advisers Act of 1940 and will provide the Fund and its administrator, on the date of this Agreement, a copy of the code of ethics. Within forty-five (45) days of the end of the last calendar quarter of each year while this Agreement is in effect, an executive officer of the Adviser shall certify to the Trustees that the Adviser has complied with the requirements of Rule 17j-1 and Section 204A during the previous year and that there has been no violation of the Adviser's code of ethics or, if such a violation has occurred, that appropriate action was taken in response to such violation. Upon the written request of the Fund or its administrator, the Adviser shall permit the Fund or its administrator to examine the reports required to be made to the Adviser by Rule 17j-l(c)(l).

E.     	Disqualification.  The Adviser shall immediately
notify the Trustees of the occurrence of any event which would disqualify the Adviser from serving as an investment adviser of an investment company pursuant to Section 9 of the 1940 Act or any other applicable statute or regulation.
F.     	Other Obligations and Services.  The Adviser
shall make its officers and employees available to the Trustees and officers of the Fund for consultation and discussion regarding the management of the Portfolio and its investment activities.

3.     	Execution and Allocation of Portfolio Brokerage.

A.     	The Adviser, subject to the control and
direction of the Trustees, shall have authority and discretion to select brokers and dealers to execute portfolio transactions for the Portfolio, and for the selection of the markets on or in which the transactions will be executed.

B.     	In acting pursuant to Section 3A, the Adviser
will place orders through such brokers or dealers in conformity with the portfolio transaction policies set forth in the Fund's registration statement.

C.     	It is understood that neither the Fund nor the
Adviser will adopt a formula for allocation of the Portfolio's brokerage.

D.     	It is understood that the Adviser may, to the
extent permitted by applicable laws and regulations, aggregate securities to be sold or purchased for the Portfolio and for other clients of the Adviser in order to obtain the most favorable price and efficient execution. In that event, allocation of the securities purchased or sold, as well as expenses incurred in the transaction, will be made by the Adviser in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to its other clients.

E.     	It is understood that the Adviser may, in its
discretion, use brokers who provide the Portfolio with research, analysis, advice and similar services to execute portfolio transactions on behalf of the Portfolio, and the Adviser may pay to those brokers in return for brokerage and research services a higher commission than may be charged by other brokers, subject to the Adviser determining in good faith that such commission is reasonable in terms either of the particular transaction or of the overall responsibility of the Adviser to the Portfolio and its other clients and that the total commissions paid by such Portfolio will be reasonable in relation to the benefits to the Portfolio over the long term.

F.     	It is understood that the Adviser may use
brokers who (i) are affiliated with the Adviser provided that no such broker will be utilized in any transaction in which such broker acts as principal; and (ii) the commissions, fees or other remuneration received by such brokers is reasonable and fair compared to the commissions fees or other remuneration paid to other brokers in connection with comparable transactions involving similar securities being purchased or sold during a comparable period of time.

G.     	The Adviser shall provide such reports as the
Trustees may reasonably request with respect to the Portfolio's total brokerage and portfolio transaction activities and the manner in which that business was allocated.

4.     	Delegation of Adviser's Obligations and Services.
The Adviser may enter into one or more contracts ("Sub-Advisory Agreement") with a sub-adviser in which the Adviser delegates to such sub-adviser any or all of its obligations or services specified in Section 2 of this Agreement, provided that each Sub-Advisory Agreement imposes on the sub-adviser bound thereby all the duties and conditions the Adviser is subject to under this Agreement, and further provided that each Sub-Advisory Agreement meets all requirements of the 1940 Act and rules thereunder.

5.     	Expenses of the Fund.  It is understood that the
Fund will pay all its expenses other than those expressly stated to be payable by the Adviser hereunder, which expenses payable by the Fund shall include, without limitation:

A.     	fees payable for administrative services;

B.     	fees payable for accounting services;

C.     	the cost of obtaining quotations for calculating
the value of the assets of the Portfolio;

D.     	interest and taxes;

E.     	brokerage commissions, dealer spreads and other
costs in connection with the purchase or sale of securities;

F.     	compensation and expenses of its Trustees other
than those who are "interested persons" of the Fund within the meaning of the 1940 Act;

G.     	legal and audit expenses;

H.     	fees and expenses related to the registration
and qualification of the Fund and its shares for distribution under state and federal securities laws;

I.     	expenses of typesetting, printing and mailing
reports, notices and proxy material to shareholders of the Fund;

J.     	all other expenses incidental to holding
meetings of the Fund's shareholders, including proxy solicitations therefor;

K.     	premiums for fidelity bond and other insurance coverage;

L.     	the Fund's association membership dues;

M.     	expenses of typesetting for printing Prospectuses;

N.     	expenses of printing and distributing
Prospectuses to existing shareholders;

O.     	out-of-pocket expenses incurred in connection
with the provision of custodial and transfer agency service;

P.     	service fees payable by the Portfolio to the
distributor for providing personal services to the shareholders of the Portfolio and for maintaining shareholder accounts for those shareholders;

Q.     	distribution fees; and

R.     	such non-recurring expenses as may arise,
including costs arising from threatened legal actions, suits and proceedings to which the Fund is a party and the legal obligation which the Fund may have to indemnify its Trustees and officers with respect thereto.

6.     	Compensation of the Adviser.
As compensation for the services to be rendered to the Portfolio by the Adviser under the provisions of this Agreement, the Fund on behalf of the Portfolio shall pay to the Adviser from the Portfolio's assets an annual fee as a percentage of the Portfolio's average daily net assets equal to 0.55% of the Portfolio's first $1 billion of average daily net assets, 0.50% of the Portfolio's next $1 billion of average daily net assets; and .45% of the Portfolio's average daily net assets over $2 billion. The advisory fee for the Portfolio shall be payable monthly as soon as practicable after the last day of each month based on the Portfolio's average daily net assets.

7.     	Activities and Affiliates of the Adviser.

A.     	The services of the Adviser to the Fund are not
to be deemed exclusive, and the Adviser is free to render services to others and engage in other activities; provided, however, that such other services and activities do not, during the term of this Agreement, interfere, in a material manner, with the Adviser's ability to meet all of its obligations with respect to rendering services to the Fund hereunder.

B.     	The Fund acknowledges that the Adviser or one or
more of its "affiliated persons" may have investment responsibilities or render investment advice to or perform other investment advisory services for other individuals or entities and that the Adviser, its "affiliated persons" or any of its or their directors, officers, agents or employees may buy, sell or trade in securities for its or their respective accounts ("Affiliated Accounts"). Subject to the provisions of
Section 3 of this Agreement, the Fund agrees that the Adviser or its "affiliated persons" may give advice or exercise investment responsibility and take such other action with respect to Affiliated Accounts which may differ from the advice given or the timing or nature of action with respect to the Portfolio of the Fund, provided that the Adviser acts in good faith. The Fund acknowledges that one or more of the Affiliated Accounts may at any time hold, acquire, increase, decrease, dispose of or otherwise deal with positions in investments in which the Portfolio may have an interest. The Adviser shall have no obligation to recommend for the Portfolio a position in any investment which an Affiliated Account may acquire, and the Fund shall have no first refusal, co-investment or other rights in respect of any such investment, either for the Portfolio or otherwise.

C.     	Subject to and in accordance with the Agreement
and Declaration of Trust and By-Laws of the Fund as currently in effect and the 1940 Act and the rules thereunder, it is understood that Trustees, officers and agents of the Fund and shareholders of the Fund are or may be interested in the Adviser or its "affiliated persons" as directors, officers, agents or shareholders of the Adviser or its "affiliated persons"; that directors, officers, agents and shareholders of the Adviser or its "affiliated persons" are or may be interested in the Fund as trustees, officers, agents, shareholders or otherwise; that the Adviser or its "affiliated persons" may be interested in the Fund as shareholders or otherwise; and that the effect of any such interests shall be governed by said Agreement and Declaration of Trust, By-Laws and the 1940 Act and the rules thereunder.

8.     	Liabilities of the Adviser.

A.     	Except as provided below, in the absence of
willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties hereunder on the part of the Adviser, the Adviser shall not be subject to liability to the Fund or to any shareholder of the Fund or its Portfolio for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security or the making of any investment for or on behalf of the Fund.

B.     	No provision of this Agreement shall be
construed to protect any Trustee or officer of the Fund, or the Adviser, from liability in violation of Sections 17(h), 17(i), 36(a) or 36(b) of the 1940 Act.

9.     	Effective Date; Term.  This Agreement shall become
effective on the date first written above and shall remain in effect no longer than 150 days following the effective date. The aforesaid provision shall be construed in a manner consistent with the 1940 Act and the rules and regulations thereunder.

10.     	Assignment.  No "assignment" of this Agreement shall
be made by the Adviser, and this Agreement shall terminate automatically in event of such assignment. The Adviser shall notify the Fund in writing in advance of any proposed change of "control" to enable the Fund to take the steps necessary to enter into a new advisory agreement.

11.     	Amendment.  This Agreement may be amended at any
time, but only by written agreement between the Adviser and the Fund, which amendment is subject to the approval of the Trustees of the Fund and, where required by the 1940 Act, the shareholders of the Portfolio in the manner required by the 1940 Act and the rules thereunder.

12.     	Termination.  This Agreement:

A.     	may at any time be terminated without payment of
any penalty by the Fund with respect to the Portfolio (by vote of the Board of Trustees of the Fund or by "vote of a majority of the outstanding voting securities" of the Portfolio) on 10 calendar days' written notice to the Adviser;

B.     	shall immediately terminate in the event of its
"assignment"; and

C.     	may be terminated with respect to the Portfolio
by the Adviser on sixty (60) days' written notice to the Fund.

13.     	Definitions.  As used in this Agreement, the terms
"affiliated person," "assignment," "control," "interested person" and "vote of a majority of the outstanding voting securities" shall have the meanings set forth in the 1940 Act and the rules and regulations thereunder, subject to any applicable orders of exemption issued by the Securities and Exchange Commission.

14.     	Notice.  Any notice under this Agreement shall be
given in writing addressed and delivered or mailed postage prepaid to the other party to this Agreement at its principal place of business.

15.     	Severability.  If any provision of this Agreement
shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

16.     	Governing Law.  To the extent that state law has not
been preempted by the provisions of any law of the United
States heretofore or hereafter enacted, as the same may be amended from time to time, this Agreement shall be administered, construed and enforced according to the laws of the state of Delaware.

IN WITNESS WHEREOF the parties have caused this instrument to be signed on their behalf by their respective officers thereunto duly authorized, and their respective seals to be hereunto affixed, all as of the date first written above.

WT MUTUAL FUND
By:	/s/ Robert J. Christian
Name:	Robert J. Christian
Title:	President


RODNEY SQUARE MANAGEMENT CORPORATION
By:	/s/ Eric K. Cheung
Name:	Eric K. Cheung
Title:	Vice President